UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2005

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(Date of earliest event reported)

ROYCE BIOMEDICAL, INC.

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(Exact name of registrant as specified in its charter)

            Nevada                   000-29895                98-0206542

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

433 Town Center Suite 316

Corte Madera, CA 94925

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(Address of principal offices, including Zip Code)

(415) 738-8887

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(Registrant's telephone number, including area code)

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(Former name or Former Address, if Changed Since Last Report)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement

On April 15, 2005, Royce Biomedical, Inc. a Nevada corporation (the "Registrant"), entered into a  Share Exchange Agreement  (the  "Agreement") with  Smart-Tek Communications, Inc.  ("SCI"), and its sole shareholder.  Pursuant to the Agreement, the Registrant acquired 100% of common stock of SCI in exchange for 1,000  of shares of the Registrant's common stock and one (1) share of the Registrant’s Class A Preferred Stock which has voting rights initially equal to 40% of the total voting rights of all shareholders of the Registrant.  Immediately after the issuance of shares to the former SCI Shareholder, there will be 105,052,683 shares of the Registrant's common stock and one (1) share of the Registrant’s Class A p referred s tock issued and outstanding.

Subject to the terms and conditions of the Agreement, including (a) that SCI furnish audited financials statements in accordance with accounting principles generally accepted in the United States of America for the years ended December 31, 2004 and 2003, (b) that the audited financial statements of SCI for December 31, 2004 show a minimum of CDN $1,750,000 in gross revenue, (c) the absence of any law or order prohibiting the closing and (d) the accuracy of the representations and warrants.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is annexed hereto as Exhibit 10.27 and is hereby incorporated herein by reference.

SECTION 2 - FINANCIAL INCORMATION

Item 2.01  Completion of Acquisitions or Disposition of Assets

On April 15, 2005, the Registrant acquired 100% of the issued and outstanding shares of SCI pursuant to the Agreement. The sole shareholder received 1,000 shares of the Registrant’s common stock and one (1) share of Registrant's Class A preferred stock in the exchange. As a result of the Agreement, SCI became a wholly owned subsidiary of the Registrant.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities

The Registrant will issue 1,000 shares of common stock in a transaction that will not be registered under the Securities Act of 1933 (the "Act") to the former SCI shareholder pursuant to the Exchange whereby SCI became a wholly-owned subsidiary of the Registrant. The Registrant will claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

Item 3.03  Material Modifications to Rights of Security Holders

Pursuant to the execution of the Agreement on April 15, 2005, the Registrant has issued one (1) share of Class A preferred stock which contains voting rights equal to 40% (forty percent) of the total voting power of all classes of stock issued and outstanding thereby reducing the voting power of the holders of shares of commons stock to 60% (sixty percent) in the aggregate.  Such voting power will decrease over a period of two (2) years from date of issuance so that after twelve (12) months from issuance, the Class A preferred share will have 20% (twenty percent), after eighteen (18) months from issuance, the Class A preferred share will have 10% (ten percent) and after twenty-four (24) months from date of issuance, the Class A preferred share will no longer have any voting power and will be redeemed by the Registrant for no additional consideration and retired.  At each point of decrease of the voting power of the Class A preferred share, the voting power of the common shares, in the aggregate, will increase by the same percentage amount so that the preferred share and the issued and outstanding common shares will always maintain a combined 100% (one hundred percent) of the voting power of the Registrant.  In addition, this Class A preferred share may not be converted, sold, transferred or otherwise conveyed and has no preference in dividends or in liquidation.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

On April 19, 2005, the Registrant issued a press release announcing this Share Exchange Agreement with SCI. A copy of the press release is attached hereto as Exhibit

99.1 and is hereby incorporated herein by this reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(a)   Financial Statements of business acquired

To be filed as an Amendment on Form 8-K/A

within 71 days of the  filing of this Report

(b)   Pro forma financial information.

To be filed as an Amendment on Form 8-K/A

within 71 days of the filing of this Report

(c)   Exhibits

Exhibit 10.27

Stock Exchange Agreement between Royce Biomedical, Inc. and Smart-Tek Communications, Inc. dated April 15, 2005

Exhibit 99.1     Press Release of Registrant dated April 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Royce Biomedical, Inc.

By: /s/ Joseph C. Sienkiewicz

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  Joseph C. Sienkiewicz, Secretary

Date:  April 19, 2005